Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No 333-262202) on Form F-3 of our report dated April 28, 2023, with respect to the consolidated financial statements of BRF S.A.

/s/ KPMG Auditores Independentes Ltda.

São Paulo, Brazil

April 18, 2024.